Southern Connecticut Bancorp 8-K
Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

In the Matter of THE BANK OF SOUTHERN CONNECTICUT NEW HAVEN, CONNECTICUT (INSURED STATE NONMEMBER BANK)	) ) ) ) ) ) ) )	CONSENT ORDER FDIC-12-191b

The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for The Bank of Southern Connecticut, New Haven, Connecticut (“Bank”), under section 3(q) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1813(q).

The Bank, by and through its duly elected and, acting Board of Directors (“Board”), has executed a “STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER” (“CONSENT AGREEMENT”), dated July 2, 2012, that is accepted by the FDIC.  With the CONSENT AGREEMENT, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices relating to management, capital, earnings, and asset quality, to the issuance of this Consent Order (“ORDER”) by the FDIC.

Having determined that the requirements for issuance of an order under section 8(b) of the Act, 12 U.S.C. § 1818(b) have been satisfied, the FDIC hereby orders that:

MANAGEMENT

1. (a)           The Bank shall have and retain qualified management.  At a minimum, such management shall include:  a chief executive officer with proven ability in managing a bank of comparable size and complexity and experience in upgrading a low quality loan portfolio; a senior lending officer with an appropriate level of lending, collection, and loan supervision experience for the type and quality of the Bank’s loan portfolio; and a chief financial officer with demonstrated ability in all financial areas including, but not limited to, accounting, regulatory reporting, budgeting and planning, management of the investment function, liquidity management, and interest rate risk management.  The Board shall provide the necessary written authority to management to implement the provisions of this ORDER.

(b) The qualifications of management shall be assessed on its ability to:

(i) comply with the requirements of this ORDER;

(ii) operate the Bank in a safe and sound manner;

(iii) comply with applicable laws, rules, and regulations; and

(iv) restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.

(c) Within 75 days from the effective date of this ORDER the Bank shall review and revise the written plan (“Management Plan”) approved by the Board on September 2, 2011.  The revised Management Plan shall incorporate the findings of the assessment of Senior Executive Officers (“Management Report”) approved by the Board on August 16, 2011.

(d) The revised Management Plan shall be submitted to the Area Director of the Boston Area Office of the FDIC (“Area Director”) and the Banking Commissioner of the Connecticut Department of Banking (“Commissioner”) for non-objection or comment.  Within 15 days from receipt of non-objection or any comments from the Area Director and the Commissioner, and after incorporation and adoption of all comments, the Board shall approve the revised Management Plan, which approval shall be recorded in the minutes of the Board meeting.  Thereafter, the Bank shall implement and fully comply with the Management Plan.

CHANGES IN SENIOR MANAGEMENT OR DIRECTORS

2. The Bank shall notify the Area Director and the Commissioner in writing of any resignations or terminations of any members of its Board or any of its “senior executive officers” (as that term is defined in section 303.101(b) of the FDIC’s Rules and Regulations, 12 C.F.R. § 303.101(b)) within 10 days of the event.  Any notification required by this subparagraph shall include a description of the background(s) and experience of any proposed replacement personnel and must be received at least 30 days prior to the individual(s) assuming the new position(s).  The Bank shall also establish procedures to ensure compliance with section 32 of the Act, 12 U.S.C. § 1831i, and Subpart F of Part 303 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 303.

MANAGEMENT-BOARD SUPERVISION

3. Upon the effective date of this ORDER, the Board shall maintain its participation in the affairs of the Bank by assuming full responsibility for the approval of the Bank’s policies and objectives and for the supervision of the Bank’s management, including all of the Bank’s activities.  The Board’s participation in the Bank’s affairs shall continue to include, at a minimum, monthly meetings in which the following areas shall be reviewed and approved by the Board:  reports of income and expenses; new, overdue, renewed, insider, charged-off, delinquent, non-accrued, and recovered loans; investment activities; operating policies; and individual committee actions.  The Bank’s Board’s minutes shall document the Board’s reviews and approvals, including the names of any dissenting directors.

CAPITAL

4. (a)           Within 90 days from the effective date of this ORDER, the Bank shall meet and maintain the following minimum capital levels (as defined in Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325), after establishing an appropriate allowance for loan and lease losses (“ALLL”):

(i) Tier 1 Capital at or in excess of eight (8) percent of total assets;

(ii) Tier 1 risk-based Capital at or in excess of nine (9) percent of total risk- weighted assets; and

(iii) Total risk-based Capital at or in excess often (10) percent of total risk- weighted assets.

(b) For purposes of this ORDER, all terms relating to capital shall be calculated in accordance with Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325, and the Bank shall comply with the FDIC’s Statement of Policy on Risk-Based Capital found in Appendix A to Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. Part 325, App. A.

(c) In the event any capital ratio falls below the minimum required by this ORDER, the Bank shall immediately notify the Area Director and the Commissioner; and

(i) within 60 days shall increase capital in an amount sufficient to comply with this ORDER; or

(ii) within 60 days shall develop a written plan (“Capital Plan”) describing the primary means and timing by which the Bank shall increase its capital ratios up to or in excess of the minimum requirements set forth in this ORDER.  The Capital Plan shall be submitted to the Area Director and Commissioner for review as described below.

(d) At a minimum, the Capital Plan shall include:

(i) specific plans to achieve the capital levels required under this ORDER;

(ii) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of the provisions of this ORDER;

(iii) projections for asset growth and capital requirements, and such projections shall be based upon a detailed analysis of the Bank’s current and projected assets, liabilities, earnings, fixed assets, and off-balance sheet activities, each of which shall be consistent with the Bank’s strategic business plan;

(iv) projections for the amount and timing of the capital necessary to meet the Bank’s current and future needs;

(v) the primary source(s) from which the Bank will strengthen its capital to meet the Bank’s needs;

(vi) contingency plans that identify alternative sources of capital should the primary source(s) under (v) above not be available; and

(vii) a dividend policy that permits the declaration of a dividend only:

a. when the Bank is in compliance with its approved Capital Plan;

b. when the Bank is in compliance with applicable State and Federal laws and regulations;

c. when, after payment of such dividends, the Bank remains in compliance with the above minimum capital ratios;

d. when such declaration and payment of dividends has been approved in advance by the Board; and

e. when such declaration and payment of dividends has been approved in advance, in writing, by the Area Director and the Commissioner.

(e) The Capital Plan shall be submitted to the Area Director and the Commissioner for non-objection or comment.  Within 30 days from receipt of non-objection or any comments from the Area Director and the Commissioner, and after incorporation and adoption of all comments, the Board shall approve the Capital Plan, which approval shall be recorded in the minutes of the Board meeting.  Thereafter, the Bank shall implement and fully comply with the Capital Plan.

(f) The Board shall review the Bank’s adherence to the Capital Plan, at minimum, on a monthly basis and such review shall be recorded in the minutes of the Board meeting.  Copies of the reviews and updates shall be submitted to the Area Director and the Commissioner as part of the progress reports required by this ORDER.

PROFIT AND BUDGET PLAN

5. (a)           Within 90 days from the effective date of this ORDER, and within the first 45 days of each calendar year thereafter, the Bank shall formulate and submit for review as described in subparagraph (c), a written profit and budget plan (“Profit Plan”) consisting of goals and strategies, consistent with sound banking practices, and taking into account the Bank’s other written plans, policies, or other actions as required by this ORDER.

(b) The Profit Plan shall include, at a minimum:

(i) a description of the operating assumptions that form the basis for, and adequately support, material projected revenue and expense components;

(ii) specific goals to maintain appropriate provisions to the ALLL;

(iii) realistic and comprehensive budgets for all categories of income and expense;

(iv) an executive compensation plan, addressing any and all salaries, bonuses and other benefits of every kind or nature whatsoever, both current and deferred, whether paid directly or indirectly, which plan incorporates qualitative as well as profitability performance standards for the Bank’s senior executive officers;

(v) a budget review process to monitor the revenue and expenses of the Bank whereby actual performance is compared against budgetary projections not less than quarterly; and

(vi) recording the results of the budget review and any actions taken by the Bank as a result of the budget review in the Board minutes.

(c) The Profit Plan shall be submitted to the Area Director and the Commissioner for non-objection or comment. Within 30 days from receipt of non-objection or any comments from the Area Director and the Commissioner, and after incorporation and adoption of all comments, the Board shall approve the Profit Plan, which approval shall be recorded in the minutes of the Board meeting. Thereafter, the Bank shall implement and fully comply with the Profit Plan.

(d) Within 45 days following the end of each calendar quarter following completion of the Profit Plan required by this paragraph, the Board shall evaluate the Bank’s actual performance in relation to the Profit Plan, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the Board meeting at which such evaluation is undertaken.

CLASSIFIED ASSETS REDUCTION

6. (a)           Within 90 days from the effective date of this ORDER, the Bank shall formulate and submit for review as described in subparagraph (c), a written plan (“Classified Asset Plan”) to reduce the Bank’s risk position in each asset in excess of $100,000 which is adversely classified in the Report of Examination.  For purposes of this provision, “reduce” means to collect, charge off, or improve the quality of an asset so as to warrant its removal from adverse classification by the Area Director and the Commissioner.

(b) The Classified Asset Plan shall include, at a minimum, the following:

(i) an action plan to review, analyze and document the current financial condition of each classified borrower including source of repayment, repayment ability, and alternative repayment sources, as well as the value and accessibility of any pledged or assigned collateral, and any possible actions to improve the Bank’s collateral position;

(ii) a schedule for reducing the outstanding dollar amount of each adversely classified asset, including timeframes for achieving the reduced dollar amounts (at a minimum, the schedule for each adversely classified asset must show its dollar balance on a quarterly basis);

(iii) a schedule showing, on a quarterly basis, the expected consolidated balance of all adversely classified assets, and the ratio of the consolidated balance to the Bank’s projected Tier 1 capital plus ALLL.;

(iv) delineate areas of responsibility for loan officers; and

(v) provide for the submission of monthly written progress reports to the Board for review and notation in minutes of the Board meetings.

(c) The Classified Asset Plan shall be submitted to the Area Director and the Commissioner for non-objection or comment.  Within 30 days from receipt of non-objection or any comments from the Area Director and the Commissioner, and after incorporation and adoption of all comments, the Board shall approve the Classified Asset Plan, which approval shall be recorded in the minutes of the Board meeting.  Thereafter, the Bank shall implement and fully comply with the Classified Asset Plan.

LOAN AND CREDIT RISK MANAGEMENT POLICIES

7. Within 90 days from the effective date of this Order, management shall formally review and improve the loan and credit risk management policies and procedures noted in the Report of Examination dated February 13, 2012, including, but not limited to, improving the following items:

(a) documentation of credit officer memorandum;

(b) loan risk identification and monitoring;

(c) review and approval of credit extensions by the Loan Committee; and

(d) monitoring borrowers’ compliance with loan covenants.

(e) The Board shall review the Bank’s adherence to the Loan and Credit Risk Management Policies and Procedures, at a minimum, on a quarterly basis and such review shall be recorded in the minutes of the Board meeting.  Copies of the reviews and updates shall be submitted to the Area Director and the Commissioner as part of the quarterly progress reports required by this Order.

ACTION PLANS

8. Within 45 days from the effective date of this Order, the Board shall develop and implement action plans to address all other recommendations identified within the February 13, 2012 Report of Examination not specifically noted in this Order and any recommendation identified in any subsequent report of examination.

AUDIT PROGRAM

9. Within 60 days from the effective date of this ORDER, the Bank shall comply with the Interagency Policy Statement on Internal Audit Function and its Outsourcing.  Changes made by the Board in the Bank’s audit program as a result of complying with this paragraph shall be recorded in the applicable Board minutes and forwarded to the Area Director and the Commissioner.

CORRECTION OF VIOLATIONS

10. The Bank shall take all steps necessary, consistent with other provisions of this ORDER and safe and sound banking practices, to eliminate or correct and prevent unsafe or unsound banking practices, violations of law or regulation, and all contraventions of regulatory policies or guidelines cited in the February 13, 2012 Report of Examination and any subsequent report of examination.

BROKERED DEPOSITS

11. (a)           The Bank shall not accept, renew, or rollover any brokered deposit, as defined by section 337.6(a)(2) of the FDIC’s Rules and Regulations, 12 C.F.R. § 337.6(a)(2), unless it is in compliance with the requirements of 12 C.F.R. § 337.6(b), governing solicitation and acceptance of brokered deposits by insured depository institutions.

(b) The Bank shall comply with the restrictions on the effective yields on deposits described in section 337.6 of the FDIC’s Rules and Regulations, 12 C.F.R. § 337.6.

DIVIDEND RESTRICTION

12. (a)           The Bank shall not declare or pay any dividend without the prior written consent of the Area Director and the Commissioner.

PROGRESS REPORTS

13. (a)           Within 45 days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Area Director and the Commissioner written progress reports detailing the form, manner, and results of any actions taken to secure compliance with this ORDER.  All progress reports and other written responses to this ORDER shall be reviewed by the Board and made a part of the Board minutes.

SHAREHOLDER DISCLOSURE

14. (a)           Within 30 days from the effective date of this ORDER, the Bank shall send a copy of this ORDER, or otherwise furnish a description of this ORDER, to its parent holding company.  The description shall fully describe the ORDER in all material respects.

The provisions of this ORDER shall not bar, stop, or otherwise prevent the FDIC, the Connecticut Department of Banking, or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution- affiliated parties.

This ORDER shall be effective on the date of issuance.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC.

Issued pursuant to Delegated Authority

Dated:  July 3, 2012

By:
/s/ Mary A. Barry
Mary A. Barry, Acting Area Director Boston Area Office Division of Risk Supervision Management Federal Deposit Insurance Corporation